UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 6, 2004

MIDWAY GAMES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code:  (773) 961-2222

Item 5.	Other Events and Regulation FD Disclosure.

Press Release

On April 6, 2004, Midway Games Inc. issued a press release discussing, among other things, the acquisition of Surreal Software Inc.  A copy of the press release is attached to this report as Exhibit 99.1.  Exhibit 99.1 is incorporated herein by this reference.

Litigation Update

As we previously reported, three putative securities class actions were filed against us in the United States District Court, Northern District of Illinois in 2003: (1) Allen Ehrlich, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Midway Games, Inc., Neil D. Nicastro, Thomas E. Powell, and Kenneth J. Fedesna, Defendants, Case No. 03 C 6821, filed September 29, 2003; (2) Denise R. McVey, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Midway Games, Inc., Neil D. Nicastro, Thomas E. Powell, and Kenneth J. Fedesna, Defendants, Case No. 03 C 7008, filed October 6, 2003; and (3) Ezra Birnbaum, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. Midway Games, Inc., Neil D. Nicastro, Thomas E. Powell, Kenneth J. Fedesna, UBS Warburg LLC, Gerard Klauer Mattison & Co., Inc., and Jefferies & Company, Inc., Defendants, Case No. 03 C 7095, filed October 7, 2003.

On October 23, 2003, Judge Lefkow entered a finding of relatedness for the three cases that had been filed as of that date and, in accordance with the district court’s local rules, recommended to the court’s Executive Committee that all the cases should be assigned to her. Following assignment of these cases to Judge Lefkow, in January 2004, the court ordered all plaintiffs to file a Consolidated Complaint by March 8, 2004.  On that date, plaintiffs filed their Consolidated Complaint, under the caption In re Midway Games, Inc. Litigation, No. 03 C 6821 (the “Federal Action”).

The Consolidated Complaint seeks damages for a class consisting of persons who purchased our securities between December 11, 2001 and July 30, 2003, inclusive.  Plaintiffs allege that during this time, the defendants concealed facts concerning expected release dates for our major new game titles, our ability to develop new game titles in a timely manner, and a decrease in consumer demand for our released products.  Plaintiffs claim that, as a result, defendants lacked a reasonable basis for our earnings projections, which plaintiffs allege were materially false and misleading.  Plaintiffs further claim that our financial statements during the class period violated General Accepted Accounting Principles because they did not include timely write-offs of capitalized product development costs, and because they did not include adequate reserves for price protection, returns, and discounts.  Plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934.  The court has ordered us to answer the Consolidated Complaint or serve our motion to dismiss and accompanying memorandum in support by April 22, 2004.  Discovery has not yet commenced, and no trial date has been set.

On January 6, 2004, a shareholders’ derivative lawsuit was filed against the directors and some officers of Midway and nominally against Midway in the Circuit Court of Cook County,

Illinois: Dhillon v. Neil D. Nicastro, Thomas E. Powell, Kenneth J. Fedesna, Harold H. Bach, Jr., William C. Bartholomay, William C. McKenna, Norman J. Menell, Louis J. Nicastro, Harvey Reich, Ira S. Sheinfeld, Richard D. White and Midway Games, Inc., Case No. 04 CH 00174.  The complaint alleges that, during the period between December 2001 and July 2003, the individual defendants made misrepresentations to the investing public through their involvement in drafting, producing, reviewing, approving, disseminating, and or controlling the dissemination of false and misleading statements that plaintiff claims violated the securities laws.  Plaintiff alleges that defendants breached their fiduciary duties to Midway and its shareholders by failing in their oversight responsibility and by making or permitting to be made material false and misleading statements concerning Midway’s business prospects and financial conditions.  Plaintiff also asserts that Midway is entitled to contribution and indemnification from each individual in connection with all such present and future claims resulting from the individuals’ alleged misconduct.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibits	Description
	99.1	Press Release of Midway Games Inc. dated April 6, 2004

Item 12.	Results of Operations and Financial Condition.

On April 6, 2004, Midway Games Inc. issued a press release updating financial guidance.  A copy of the press release is attached to this report as Exhibit 99.1.  Exhibit 99.1 is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

April 6, 2003	By:	/s/ David F. Zucker
David F. Zucker
Chief Executive Officer

Exhibit Index

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated April 6, 2004